Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
DGT Holdings Corp.
Bay Shore, New York

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-172706, No. 333-38024, No. 333-69723, No. 333-09133, No. 033-65439, No. 033-78910, No. 033-52088 and No. 033-19772) of DGT Holdings Corp. of our report dated September 26, 2011, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

September 26, 2011